Exhibit 99.1

Revett Minerals Completes Debt Restructuring and Eliminates Remaining
Long-Term Debt

Spokane Valley, Washington, October 26, 2010; Revett Minerals Inc. (“Revett” or the “Company”) (TSX:RVM/OTCBB:RVMIF) ”) announced today that Trafigura AG. has elected to complete the exercise of 10,000,000 warrants for Revett Minerals common shares, eliminating the remainder of an interest bearing note payable executed as part of the Company’s 2009 debt restructuring efforts. As per the original agreement, Trafigura exercised the warrants at a strike price of US$0.20, satisfying the remaining US$2,000,000 of the note payable.

John Shanahan, President and CEO stated, “We are pleased to have Trafigura’s continued support and vote of confidence as a shareholder. This final step in our debt restructuring efforts has left the Company free of long-term debt and further strengthens our balance sheet and financial outlook”

John Shanahan
President & CEO

For more information, please contact: Doug Ward, VP Corporate Development or Monique Hayes, Investor/Corporate Communication Manager (509) 921-2294 or visit our website at www.revettminerals.com.

Except for the statements of historical fact contained herein, the information presented in this press release may contain “forward–looking statements” within the meaning of applicable Canadian securities legislation and The Private Securities Litigation Reform Act of 1995. Generally, these forward looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects”, or “does not expect”, “is expected”, “is not expected”, “budget”, “plans”, “schedule”, “estimates”, “forecasts”, “intends”, “anticipates”, “or does not anticipate” or “believes” or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will ”, “occur” or “be achieved”. Forward-looking statements contained in this press release include but are not limited to statements with the anticipated financial strength of the Company for the remainder of 2010 or the Company’s ability to remain free of long-term debt. Actual results and developments could be affected by development risks and production risks, our challenging working capital position and our inability to continue to fund operations, as well as those factors discussed in the section entitled “Risk Factors” in the Form 10-K filed on SEDAR at www.sedar.com and with the SEC on EDGAR. Although the Company has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Revett Minerals does not undertake to update any forward-looking statements that are incorporated by reference herein, except in accordance with applicable securities laws.